SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 31, 2007

                              BLUESTAR HEALTH, INC.
               ---------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                    Colorado
                  --------------------------------------------
                 (State or other jurisdiction of incorporation)

           Colorado                  000-08835                   84-0736215
 ---------------------------   -------------------            -----------------
(State or other jurisdiction  (Commission File No.)          (I.R.S. Employer
      of incorporation)                                      Identification No.)

                                 9801 Westheimer
                                 Houston, Texas                    77042
                     --------------------------------------       --------
                    (Address of principal executive offices)     (Zip Code)

                                 (713) 917-6787
               --------------------------------------------------
               Registrant's telephone number, including area code

                  19901 Southwest Freeway, Sugar Land, TX 77479
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 2. FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS


This Current Report on Form 8-K is being filed to disclose that BLUESTAR, Inc. ("BLUESTAR" or the "Company") consummated its acquisition of Zeon Fuel, Inc., a company formed under the laws of Texas ("Zeon"), at a closing held on October 31, 2007. Such acquisition was consummated pursuant to and in accordance with the Amended and Restated Agreement and Plan of Reorganization (the "Agreement"), dated October 30, 2007, among BLUESTAR, Zeon, and Zeon Global Energy, Inc., a Texas corporation and wholly owned subsidiary of BLUESTAR ("Subsidiary"). We are also providing herein audited financial statements of Zeon, pro forma financial statements reflecting our acquisition of Zeon, and certain information relating to the assets and operations of BLUESTAR following its acquisition of Zeon.

As a result of the closing, Subsidiary has merged into Zeon and Zeon, the surviving company, has become a wholly owned subsidiary of BLUESTAR. In exchange for all of the issued and outstanding shares of Zeon, BLUESTAR issued to the shareholders of Zeon 10,000 shares of Series A convertible preferred stock and 10,000 shares of Series B convertible preferred stock, the equivalent of approximately 90,400,000 shares of the Corporation's common stock after Series A and Series B conversion. Series A conversion into common stock takes place upon shareholder approval of the increase in authorized common shares and Series B conversion takes place at the later of the first anniversary of the merger or the increase in authorized common shares of Bluestar. Each share of Series A and Series B holds voting rights equivalent to the corresponding number of common shares represented after conversion. The newly issued Series A and Series B preferred shares represent the voting and ownership equivalent of 80% of the then issued and outstanding shares of BLUESTAR common stock as of their date of issuance. Upon approval of Bluestar shareholders, Bluestar will change its name to Zeon Global Energy, Inc. as well as amend its articles of incorporation to increase the number of authorized common shares from 40,000,000, to 200,000,000, and the authorized preferred shares from 10,000,000 to 20,000,000.

For all the terms and provisions of the Agreement, reference is hereby made to such agreement annexed as Exhibit 1.1 to this Report on Form 8-K. All statements made herein concerning the foregoing agreement are qualified by references to said exhibit.

DESCRIPTION OF BUSINESS

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking information. Forward-looking information includes statements relating to future actions, future performance, costs and expenses, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, objectives of management, and other such matters of the Company. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as that information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. Forward-looking information may be included in this Current Report on Form 8-K or may be incorporated by reference from other documents filed with the Securities and Exchange Commission (the "SEC") by BLUESTAR. You can find many of these statements by looking for words including, for example, "believes," "expects," "anticipates," "estimates"

                                                                               2

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or similar expressions in this Current Report on Form 8-K or in documents incorporated by reference in this Report. BLUESTAR undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. BLUESTAR has based the forward-looking statements relating to BLUESTAR's operations on management's current expectations, estimates, and projections about BLUESTAR and the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that BLUESTAR cannot predict. In particular, BLUESTAR has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, BLUESTAR's actual results may differ materially from those contemplated by these forward-looking statements. Any differences could result from a variety of factors, including, but not limited to, failure to effectuate its business plan, inability to maintain costs, loss of customers, regulatory issues, general economic and business conditions, competition, and other factors.

Company History

We were incorporated on April 26, 1977 as Taurus Oil Corporation. We have changed our name several times to reflect changes in our business, most recently on August 12, 2004, when we changed our name from Taurus Entertainment Companies, Inc. to Bluestar Health, Inc.

On June 12, 2003, we entered into a Stock Exchange Agreement with Alfred Oglesby, our majority shareholder before the Zeon transaction, in which Oglesby exchanged all of his stock in Bluestar Physical Therapy, Inc., a Texas corporation, for 9,650,000 shares of our common stock, representing 94.5% of our outstanding common stock at the time. This transaction resulted in our acquiring two physical therapy clinics, one in Jackson, Mississippi the second in Canton, Mississippi. They provided outpatient physical therapy treatments, primarily for patients following an injury, surgery, or other event. Their services included pre- and post-operative orthopedic, spinal, occupational, and sports-related injuries. These services were provided using physical medicine, which required a medical doctor to be present during all phases of a patient's treatment.

In November 2003 we attempted to acquire a third physical therapy clinic located in Florida which provided physical therapy and rehabilitation treatment. However, in August, 2004, as a result of a series of material breaches of the acquisition agreement by the seller, we rescinded the acquisition in its entirety.

In May 2005, we closed the two clinics in order to restructure operations. We planned to restructure the clinics to provide physical therapy using physical therapists rather than licensed medical doctors and reopen them in the fall of 2005 or early 2006. However, following the economic consequences of Hurricane Katrina in August 2005 the Company elected in October 2005 to permanently close both clinics and instead pursue other business opportunities. Since the closure of the two clinics in Mississippi, we have had no business operations or revenues and the Company has sought a business to acquire.

From October, 2005 through the fall of 2006, we attempted to enter the custom home building business in the Houston metropolitan area by acquiring the home building business of Gold Leaf Homes, Inc., a Texas corporation owned by Thomas Redmon. While portions of the acquisition agreement were implemented, such as the replacement of our sole director and officer by the owner of Gold Leaf Homes, no home building business was conducted through Bluestar and the attempted purchase was not consummated. The parties subsequently rescinded the transaction. Mr. Redmon resigned and the sole director and officer of Bluestar became Richard M. Greenwood, a nominee of our prior majority shareholder, Alfred Oglesby.

                                                                               3

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On February 27, 2007 the Company entered into a Stock Purchase and
Recapitalization Agreement with Zeon under which Zeon would merge into Bluestar in exchange for shares representing 80% of the fully diluted common shares of the Company upon closing. As reported above the Agreement was amended and modified on October 31, 2007 concluding in our acquisition of Zeon as a wholly owned subsidiary.

Principal Products and Services

Prior to closing our clinics in 2005 our principal business was the operation of outpatient physical therapy treatment centers, providing services primarily for patients following an injury, surgery, or other event. These services included pre- and post-operative orthopedic, spinal, occupational, and sports-related injuries. These services were provided using physical medicine, which required a medical doctor to be present during all phases of a patient's treatment.

Markets and Distribution

After discontinuing the physical therapy clinics and prior to our acquisition of Zeon, we conducted no business operations except an ongoing search for an operating business to acquire.

Our prior business of operating physical and occupational therapy clinics was highly competitive and underwent continual changes in the manner in which services were delivered and in which providers are selected. Competitive factors affecting our business included quality of care, cost, treatment outcomes, convenience of location, and relationships with and ability to meet the needs of referral and payor sources. Our clinics competed directly or indirectly with the physical and occupational therapy departments of acute care hospitals, physician-owned therapy clinics, other private therapy clinics and chiropractors.

Of these sources, we believe acute care hospital outpatient therapy clinics and private therapy clinic organizations were our primary competitors. Consolidation in the therapy industry happens frequently through the acquisition of physician-owned and other privately-owned therapy practices.

New Business Model

After closing our physical therapy clinics Bluestar's objective was to identify a business that would generate operating income and improve Bluestar shareholder value. As discussed earlier, Bluestar's Subsidiary and Zeon have merger and Zeon, the surviving company has become a wholly owned subsidiary of BLUESTAR. In exchange for all of the issued and outstanding shares of Zeon, BLUESTAR issued to the shareholders of Zeon 10,000 shares of Series A convertible preferred stock and 10,000 shares of Series B convertible preferred stock, the equivalent of approximately 90,400,000 shares of the Corporation's common stock after Series A and Series B conversion. Series A conversion takes place upon shareholder approval of the increase in authorized common shares and Series B conversion takes place at the later of the first anniversary of the merger or the increase in authorized common shares Bluestar. Each share of Series A and Series B has been given voting rights equivalent to the corresponding number of common shares represented after conversion. The Series A and Series B preferred represents the equivalent of 80% of the issued and outstanding shares of BLUESTAR as the date of issuance. Additionally, the board of directors of Bluestar was increased to five directors and four additional directors were appointed: Naved Jafry, C. Kevin Moore, Ronald M. Hall; and Wallace J. Rutland. The officers appointed at the time of the closing and their offices are: Naved

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Jafry (Chairman) Richard Greenwood (President and CEO), C. Kevin Moore
(Executive Vice President, CFO, Secretary and Treasurer), and Amir Pirzada (Director - Operations).

Zeon's primary business is and will continue to be the distribution of gasoline and diesel fuel. Zeon's product offering includes petroleum based gasoline and diesel as well as bio-fuels such as ethanol blends and biodiesel blends. Zeon intends to promote use of environmentally friendly bio-fuels, primarily biodiesel, while ensuring our customer's preferences are addressed. Zeon's plan calls for it managing the retail distribution points of fuels by the acquisition/lease and operation of retail gasoline/diesel outlets (primarily "truck stops") as well as entering into "fuel contracts" which will give Zeon control over the fuel pumps (and pricing) at the location where the contract is in place. Zeon's primary source of revenue will continue to be the sale of petroleum and bio-fuels both unblended and blended with petroleum-based fuel. The fuel products delivered to the customer are purchased from various terminals and refineries based upon cost and location of our customer. All products meet or exceed the ASTM specification for that product.

History of Zeon

Zeon Fuel, Inc. was incorporated on October 12, 2006 in the State of Texas to pursue development of a business in the blending and sale of biodiesel and other petroleum and alternative fuels.

BACKGROUND

Bio-fuels encompass several different types of raw material that are all derived from renewable biological sources (organic plants, animals, and waste). The key word is renewable. Unlike the limited, essentially finite resource of hydro-carbon-based petroleum products, these raw materials can be easily grown / raised on farms to produce a continuous source for the "feedstock" required for bio-fuel production.

Feedstock is a term commonly used to describe any raw material required for the industrial process of making bio-fuels. The feedstocks we are concerned with come under the category of biomass feedstock, which includes any plant-derived organic matter. According to the U.S. Department of Energy's definition, "Biomass available for energy on a sustainable basis includes herbaceous and woody energy crops, agricultural food and feed crops, agricultural crop wastes and residues, wood wastes and residues, aquatic plants, and other waste materials including some municipal wastes

Unlike in most industrial processes, bio-fuel feedstock comes from plants as they naturally photosynthesize solar energy into chemical energy. A simple explanation is that the stored chemical energy from the sun is released when this feedstock is burned.

To allay the concerns of environmentalists, most of the carbon dioxide emitted into the atmosphere when bio-fuels, including biodiesel, burn amounts, in large part, to a recycling of what was absorbed during plant growth. Therefore, the net production of greenhouse gases is substantially reduced.

In the case of biodiesel, the end product, technically known as mono alkyl esters, is a cleaner-burning, diesel-equivalent processed fuel that is made from natural, biological sources (including vegetable oils, animal fats, and algae). Because of its positive environmental impact, biodiesel has been termed "green" oil.

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The table below shows that biodiesel can dramatically reduce particulate matter emissions. Unburned hydrocarbons and carbon monoxide are also reduced, although they are not usually a problem with diesel engines.

     ------------------------ ---------- ----------------------------------
           Test Engine        Test Fuel  Transient Emissions, g/hp-hr
     ------------------------ ---------- ----------------------------------
                                         HC      CO       NOx      PM
     ------------------------ ---------- ------- -------- -------- --------
     Cummins N-14             B100       0.01    0.41     5.17     0.076
     ------------------------ ---------- ------- -------- -------- --------
     Cummins N-14             B20        0.19    0.64     4.76     0.102
     ------------------------ ---------- ------- -------- -------- --------
     Cummins N-14             2-D        0.23    0.75     4.57     0.106
     ------------------------ ---------- ------- -------- -------- --------
     DDC Series 50            B100       0.01    0.92     5.01     0.052
     ------------------------ ---------- ------- -------- -------- --------
     DDC Series 50            B20        0.06    1.38     4.66     0.088
     ------------------------ ---------- ------- -------- -------- --------
     DDC Series 50            2-D        0.06    1.49     4.50     0.102
     ------------------------ ---------- ------- -------- -------- --------
     Cummins B5.9             B100       0.08    1.27     4.90     0.081
     ------------------------ ---------- ------- -------- -------- --------
     Cummins B5.9             B20        0.21    1.61     4.79     0.109
     ------------------------ ---------- ------- -------- -------- --------
     Cummins B5.9             2-D        0.31    2.05     4.70     0.128
     ------------------------ ---------- ------- -------- -------- --------
                      Emissions on 3 engines with biodiesel

One of the fuels that Rudolf Diesel originally considered for his engine was vegetable seed oil, an idea that is now coming back as so-called "biodiesel." Biodiesel can be manufactured from vegetable oils, animal fats, or recycled restaurant grease. It is biodegradable and can reduce vehicle emissions of particulates, carbon monoxide, and hydrocarbons. Blends of 20% biodiesel with 80% petroleum diesel (B20) can generally be used in unmodified diesel engines. Biodiesel may be one of the "additives" used to improve lubricity of ULSD (Ultra Low Sulfur Diesel) fuel, which will be negatively affected by the removal of sulfur to meet the ULSD standards. Biodiesel production increased from less than 500,000 gallons ten years ago to nearly 75 million gallons in 2005, tripling to approximately 225 million gallons in 2006. Most biodiesel is produced from soybean oil at some 160 facilities and is available in every state.

Biodiesel is simply mixed with petro-diesel at the desired ratio. No special processing is required.

More information on biodiesel is available on the Web site of the United States Department of Energy's Office of Energy Efficiency and Renewable Energy at: www.eere.energy.gov/afdc/altfuel/biodiesel.html.

We are dedicated to promoting the use of bio-fuels, primarily biodiesel, through retail locations and for specialized power generation sites. In addition to establishing retail distribution locations where consumers can access biodiesel at competitive prices, critical to the growth and increased integration of this environmentally friendly fuel is the availability and economically competitive price of bio-fuel feedstock. Zeon expects to work with producers of various raw material sources to improve the efficiency of production and the development of a lower-cost, non-food source feedstock.

Our primary source of revenue is the sale of petroleum and bio-fuels both unblended and blended with petroleum-based fuel. The fuel products delivered to the customer are purchased from various terminals and refineries based upon cost and location of our customer. All products meet or exceed the ASTM specification for that product.

Our primary emphasis is the promotion and sale of biodiesel. With respect to biodiesel, we procure only biodiesel that meets or exceeds the ASTM D6751 specification, and seek to sell fuel primarily at the retail pump and to a lesser extent to wholesalers. We acquire pure biodiesel (known as B100) and blend it to produce, for example: B20 (which is a blend of 20 percent biodiesel,

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and 80 percent petrodiesel). The selling prices we realize for our biodiesel are closely linked to market prices of petrodiesel, the supply and demand for biodiesel, as well as the tax incentives offered by federal and state governments for the blending of alternative fuels. The amount of revenue that we recognize from the sale of a gallon of biodiesel depends on whether it is sold as a blended product with petrodiesel whereby we collect the equivalent of a $1.00 per gallon federal excise tax credit on that portion of the blend sold in addition to the sale price of the fuel (e.g. B20 is 20% biodiesel therefore the tax credit on the gallon of B20 equals $0.20 - ($1.00 X 20% = $0.20). We are a registered blender with the Internal Revenue Service.

Critical for success in the high volume narrow margin business Zeon participates in is (1) sales volume, (2) efficient distribution logistics, (3) managing working capital to finance inventory and receivables, (4) securing lower cost feedstock to support increasing demand. Zeon is organized into two primary operating units and two support units.

The first operating unit focuses on securing the retail location and either purchasing it, leasing it, or securing a "fuel contract." Once secured, this unit is responsible for maintaining the level of product flow and in those cases where it applies they operate the associated convenience store. All purchased locations will be held in a separate entity and leased back to the operating unit.

The second unit focuses on procuring the fuel needed by Zeon managed locations. This involves awareness of price, supply and transportation costs to optimize best cost delivery to each endpoint. Once supply is identified this unit places orders and arranges transportation then monitors delivery until it arrives at the designated location.

Supporting the two business units requires the funding to secure retail sales locations and working capital to carry the rolling inventory and accounts receivable. Zeon's finance and treasury department is responsible for optimizing cash management and identifying alternative funding sources and maintaining strategic alliances with specialists in this area.

Zeon's long term goal is to promote bio-fuels as an alternative to petroleum based fuels and locate more efficient and cost effective feedstock that goes into producing bio-fuels like ethanol and biodiesel. This unit is focused on moving Zeon toward a lower cost feedstock supply to assure availability and improve profitability of our renewable fuel product sales.

PRODUCTS AND SERVICES

Fuels

Zeon's business model is based upon the simple premise of delivering fuel to Zeon's customers through wholesale and retail outlets. Zeon believes and is dedicated to the expanded use of environmentally friendly renewable fuels ("bio-fuels"). In support of that objective, Zeon will procure pure biodiesel fuel (B100) and distribute petroleum/biodiesel blended fuel (typical 80% petrodiesel and 20% biodiesel referred to as B20) for sale through our network. Our strategy is based on a growing market for biodiesel products and continued federal government tax credits to support market growth, maintaining product quality, and employing superior logistics to meet the demands of the marketplace.

Our principal market approach is the operation and/or control of retail Zeon outlets, branding the "Zeon" logo, in the greater Houston, Texas area and expanding across the State of Texas. These outlets sell traditional petroleum-based diesel and gasoline fuel, as well as blends of bio-fuels such as

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B20 diesel fuel. We also sell all blends from B99 (99% biodiesel) to B1 (1%
biodiesel) biodiesel products based upon the needs and demands of our customers.

Convenience Stores

Zeon managed seven stations in the greater Houston, Texas area at October 31, 2007. The agreements under which Zeon performs these fuel station & convenience store management services provide for the management of operations for a stated fee. These initial agreements originated between the station owner and a company owned by Amir Pirzada, Zeon's director of operations. They have been assigned to Zeon. While these agreements expire December 31, 2008, the Company and Mr. Pirzada have undertaken to revise the agreements to provide for the substitution of Bluestar for Mr. Pirzada's company. Zeon may terminate the agreements on thirty days written notice.

Our retail segment operations include sales of all transportation fuels and convenience store merchandise through our company operated retail sites. In addition to transportation fuels, our company operated convenience stores sell snacks, candy, beer, fast foods, cigarettes, convenience items and fountain drinks. All retail sales are final, and revenue is recognized at the time of the transaction. We record revenues on a gross basis on lease or lease operations wherein we are responsible to account for the purchase and sale volumes of diesel and gasoline.

Zeon will acquire similar contracts for additional fuel stations and convenience stores for Zeon personnel to operate.

ZEON'S STRATEGY

The following points summarize how we plan to move our ultimate business strategy forward, while protecting and growing Zeon shareholder value:

  o Promote and support the sale of environmentally preferred fuel sources/blends

  o Deliver fuel to locations where we control the pump, but remain flexible enough to respond to opportunistic sales

  o Secure bio-fuel product through strategic alliances with producers (primarily biodiesel)

  o Participate in the production of cheaper, non-food-source feedstock to ensure lowest possible cost of feedstock to produce biodiesel

  o Adjust product sales mix to optimize economics and secure increasing sales volume

COMPETITION

The sale of transportation fuel is basic to the US economy with many participants in an industry primarily driven by price of product and location. According to the latest (2002) US Census Bureau data there were over 120,000 gas stations in the US and of those almost 11,000 were in Texas, Zeon's initial market. More recent unofficial estimates indicated there are over 150,000 gas stations in the US with about 12,000 in Texas. Of these, as of September 2007, it is estimated that approximately 750 gas stations and truck stops offer biodiesel across the USA and about 60 of those were located in our Texas.

Each station in the US averaged 134.2 thousand gallons of gasoline and diesel combined per month during the first 8 months of 2007 according to data compiled from the Energy information Administration (EIA) data and the US Census Bureau. Texas stations were running at a slightly higher average over the same period at
145.7 thousand gallons per month.

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MARKET DEFINITIONS

A transportation fuel generally refers to (unleaded) gasoline (at various octane levels commonly identified as Regular, Mid-grade and Premium) and diesel (No. 2, Ultra Low-Sulfur and Low-Sulfur). Increasingly, in an effort to reduce harmful emissions associated with carbon based fuels and to reduce dependence on foreign oil, bio-fuels such as ethanol and biodiesel are being blended with gasoline and petrodiesel, respectively as additives.

The sale of transportation fuel has multiple major brand name offerings. However ownership of outlets in the industry is primarily the prevue of small business owners with over 60% of the total units reported in the 2002 census owned by businesses with less than ten units. Of that number about 84% are one unit businesses. However, 73 (23%) of the firms own over 100 units. A majority of the locations (78%) that sell transportation fuel also had a convenience store located at the location.

Entry into this sector requires specialized storage tanks and dispensing equipment. The industry is regulated to ensure environmental protection standards are followed and to monitor accuracy in measuring fuel dispensed

MARKET SIZE

According to the latest statistics total US gasoline sales (all grades) by prime suppliers was 137.8 billion gallons in 2006 and running at an annualized rate of
138.5 billion gallons through August of 2007. Total US diesel sales (all No. 2 categories) by prime suppliers was 52.3 billion gallons in 2006 and running at an annualized rate of 54.8 billion gallons through August of 2007. In Texas, sales over the same periods were 12.4 billion gallons and 12.8 billion gallons for gasoline; and 5.9 billion gallons and 6.4 billion gallons respectively for diesel.

During 2006, 225 million gallons of biodiesel was produced in the US. If the total potential US biodiesel market was assumed to be equal to 2% of all diesel fuel sold in the US and petroleum diesel the remaining 98%, the quantity of biodiesel required would be 1.1 billion gallons. If the total potential US biodiesel market was assumed to be 20% of all diesel fuel sold in the US and petroleum diesel the remaining 80%, the quantity of biodiesel required would be 11 billion gallons. The same assumptions applied to the state of Texas would suggest market potential of 128 million and 1.3 billion gallons of biodiesel respectively.

BENEFITS

Zeon believes that bio-fuels not only provide the answer to meeting our future energy needs, but also address certain of the environmental challenges we face, as well. Such fuels offer many strategic, economic and environmental benefits.

Strategic and Economic Benefits
-------------------------------

Bio-fuels offer the following strategic and economic benefits:

     o Decrease dependence on foreign oil, keeping billions of dollars at home

     o Contribute to the U.S. economy by increased jobs, farm revenue and additional tax revenues

     o    Help guard against economic slowdown/recession

     o    With respect to biodiesel:

          o    Requires little or no modification of existing diesel engines

          o    Reduce diesel engine wear in trucks and cars

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Environmental Benefits
----------------------

Bio-fuels offer the following environmental benefits:

     o    Nontoxic - free of sulfur and aromatics

     o    Biodegradable - biodegrades as fast as sugar

     o Climate-friendly - lower CO2 and carbon emissions to counteract greenhouse effect and global warming

     o Sustainability - produced from renewable, organic resources that store energy until burned

Risk Factors
------------

Risks Relating to the Corporation after the Acquisition:

We may not be successful in integrating the business operations of Zeon into our own business operations, stifling growth and hindering the realization of a profit.

The acquisition involves the integration of companies that have previously operated independently. A successful integration of Zeon's operations into our own will depend on our ability to adapt Zeon's management, systems and controls to the environment of a publicly reporting company with the added administrative, legal and reporting requirements. Difficulties could include the loss of key employees, the disruption of Zeon's ongoing businesses, and possible inconsistencies in standards, controls, procedures and policies.


Inexperience of Zeon management

With the exception of our Chairman and CEO, who will remain as CEO and President following the closing of the Zeon acquisition, the management of Zeon constitutes the management of the Company since the acquisition transaction closed. Zeon's management has no experience in managing a public reporting company and only limited experience in the biofuel industry. This lack of experience could result in failure to manage effectively and contribute to or cause failure to execute on the Company's plan to grow a profitable biofuel business.


Need for additional financing

Even after the Zeon acquisition, we have limited net revenue from operations and therefore may not able to meet the operating costs of the Company. As such, the Company will need to raise capital within the next several months in order to pay operating costs and service its existing debt. However, there can be no assurance that we will be able to raise the required capital or that any capital raised will be obtained on terms favorable to the Company. Failure to obtain adequate capital will significantly curtail Zeon's plan of operation.


We may be unable to manage the growth of our business which could negatively affect development, revenue, and fiscal independence.

We believe that if our post-acquisition growth plan is successful, our business has the potential to grow in size and complexity. If our new management is unable to manage growth effectively, our business development may be slowed, our operating results may not show a profit, and we may not become financially independent from outside funding sources. Any new sustained growth would be

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


expected to place a significant strain on our management systems and operational resources. We anticipate that new sustained growth, if any, will require us to recruit, hire and retain new personnel. We cannot be certain that we will be successful in recruiting, hiring or retaining personnel. Our ability to compete effectively and to manage our future growth, if any, will depend on our ability to maintain and improve operational, financial, and management information systems on a timely basis and to expand, train, motivate and manage our work force. If we begin to grow, we cannot be certain that our personnel, systems, procedures, and controls will be adequate to support our operations.


Risks Related to Our New Business:

Zeon's limited operating history; anticipated losses; uncertainly of future results.

Zeon's business was organized in the last quarter of 2006 and has limited operating history upon which an evaluation of its business and prospects can be based. Our prospects in operating this business must be evaluated with a view to the risks encountered by a company in an early stage of development, particularly in light of the uncertainties relating to the acceptance and success of our new business model.

We will be incurring costs to develop our fuel distribution and blending business. There can be no assurance that we will be profitable on a quarterly or annual basis. In addition, as we expand our business operations we will likely need to increase operating expenses and increase administrative resources. To the extent that such expenses are not subsequently followed by commensurate revenues, our business, results of operations and financial condition will be materially adversely affected.


Unpredictability of future revenues; potential fluctuations in quarterly results.

As a result of Zeon's lack of operating history and the competitive nature of the retail fuel business as well as the emerging nature of the biofuel market in which we compete, we are unable to forecast revenues accurately. Our current and future expense levels are based largely on Zeon's investment/operating plans and Zeon's estimates of future revenue.

We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall or delay. Accordingly, any significant shortfall or delay in revenue in relation to our planned expenditures would have an immediate adverse affect on our business, financial condition, and results of operations.


Dependence on spot market purchases of fuel.

Our business depends on the continued ability to purchase adequate quantities of petroleum and bio fuels to support our anticipated sales growth on an as-needed basis from Houston area refineries. We currently purchase both petroleum and bio fuels on an as-needed basis paying current prices at the time of purchase. Should suppliers have obligations to other purchasers in a time of short supply, or the ability to increase prices for spot purchases over longer term supply contracts, our business and our profitability could be substantially effected, and our ability to continue in business.

Dependence on key personnel.

Our performance and operating results are substantially dependent on the continued service and performance of our new officers and directors. We intend to hire additional personnel as we move forward with our new business model. Competition for such personnel is intense, and there can be no assurance that we can retain our key employees, or that we will be able to attract or retain highly qualified personnel in the future. The loss of the services of any of our new key employees or the inability to attract and retain the necessary personnel could have a material adverse effect upon our business, financial condition, operating results, and cash flows.

Employees

Zeon had no employees at the date it was acquired. The Company intends to employ five or more persons soon after the closing of the acquisition. Zeon's officers and directors have received no compensation for their services up to the date of this filing.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation

Over the eleven month balance of the fiscal year following the Zeon acquisition, the Company plans to seek fuel contracts or leases for the locations where it primarily manages convenience store operations, thereby extending its management to all activities at these locations. We will also seek additional outlets where we will manage the fuel sales with additional fuel contracts or leases. As appropriate opportunities are found, the Company will consider purchasing locations as well. Focus in the initial months will be on building infrastructure and establishing process controls as well as generating cash flow to support our business. Once these are satisfactorily in place we will commence a deliberate and aggressive expansion strategy to benefit from this industry's economies of scale. As stated earlier, to move our business strategy forward, while protecting and growing shareholder value, the Company intends to:

  o Promote and support the sale of environmentally preferred fuels
  o Deliver fuel to locations where we control the pump, but remain flexible enough to respond to opportunistic sales
  o Secure bio-fuel product through strategic alliances with producers (primarily biodiesel)
  o Participate in the production of cheaper, non-food-source feedstock to ensure lowest possible cost of feedstock to produce biodiesel
  o Adjust product sales mix to optimize economics and secure sales volumes.

To meet our objective for the first year the Company will need to secure certain financing support to achieve:

o Fuel sale related working capital financing for the time delay between when we have to pay for fuels and when we collect from our customers. We anticipate this will represent approximately 24% of a month's sales volume at any one point in time. The Company expects it will have to pay for product at the terminal when it is loaded on the truck or have a collateralized credit line from the terminal. We expect to collect from the sales (mostly debit and credit transactions at the pump) between 7 and 10 days from the date of sale. Initially this represents approximately $2,000,000 and will grow with added locations accordingly. Delay in securing this financing will slow our ability to grow. This facility would self liquidate every 7 to 10 days on a continuous use basis.

o General working capital funding of $3,000,000 to provide working capital for initial startup and requirements for inventory and signage at new locations. It is anticipated that after the first $650,000 which is needed quickly, the remaining working capital requirements will be drawn down as needed over the first year.
o Location acquisition capital. Depending on the available programs the Company will use various lease financing and cash flow mortgage programs to facilitate acquiring target locations. Until internally generated capital is accumulated the Company will be required to raise the equity portion of each location purchased. If half of the projected activity were to be accomplished through a lease purchase instead of an outright purchase, the amount required to fund the equity portion of these transactions would be approximately $2,000,000 during the first year.

If the Company is not successful in securing this capital, our growth will be significantly limited.

Financial Condition and Results of Operation

Zeon was created October 2006 and has initiated implementation of its business model in 2007. During the first quarter of 2007, we began purchasing biodiesel, blending it with purchased petroleum diesel and delivering a B20 bio-diesel product to the marketplace. This confirmed the first phase of our process model. During the first quarter 2007, we recorded revenues of approximately $536,000 and incurred a net loss of approximately $59,000.

During the second quarter of 2007 we initiated the second phase of our model and contracted for the operation of seven retail locations for both petroleum products and convenience store operations. During the quarter ended June 30, 2007, we recorded revenues of approximately $7.7 million, resulting in a net income of approximately $5,000. We are now engaged in seeking locations to lease or purchase and operate under fuel contracts.

Our retail segment operations include sales of all transportation fuels and convenience store merchandise through our company operated retail sites. In addition to transportation fuels, our company operated convenience stores sell snacks, candy, beer, fast foods, cigarettes, convenience items and fountain drinks. We record revenues on a gross basis on lease or lease operations wherein we are responsible to account for the purchase and sale volumes of diesel and gasoline.

Off Balance Sheet Arrangements

None.

DESCRIPTION OF PROPERTY

The Company occupies leased office space of approximately 1,500 sq ft, in Houston, Texas and pays monthly rent of approximately $3,200 per month.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 31, 2007, certain information with respect to the Company's equity securities owned of record or beneficially by
(i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company's outstanding equity securities; and (iii) all Directors and Executive Officers as a group.
Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 22,603,444 shares of Common Stock and 20,000 shares of Preferred Stock (10,000 Series A and 10,000 Series B) which are issued and outstanding as of October 31, 2007. Each share of preferred stock has voting rights equivalent to the number of common shares they are entitled to upon conversion. Fully converted percentages are based upon Series A preferred shares converted into common shares at an exchange ratio of 4,400 common shares for each Series A share; and, Series B converted into common at an exchange ratio of 4,641.38 common shares per Series B share.

Unless otherwise indicated, the business address of individuals listed below is c/o 9801 Westheimer, Suite 302, Houston, TX 77042

---------------------------------------------------------------------------------------------------------------------
                           Common and Preferred Stock
---------------------------------------------------------------------------------------------------------------------
---- ------------------------------ ----------------- --------------- --------------- --------------- ---------------
                                                                                                          Percent
         Name and Address of          Common Stock      Percent of      Preferred       Percent of        of fully
          Beneficial Owner                                Common          Stock         Preferred         Converted
                                                                                                          Common
---- ------------------------------ ----------------- --------------- --------------- --------------- ---------------
     Naved Jafry(1) (2)                            0        -                  6,248      31.2%           25.0%
---- ------------------------------ ----------------- --------------- --------------- --------------- ---------------
---- ------------------------------ ----------------- --------------- --------------- --------------- ---------------
     Richard M. Greenwood                   3,449,427      15.3%                  978       4.9%            7.0%
     (2) (3) (4)
---- ------------------------------ ----------------- --------------- --------------- --------------- ---------------
---- ------------------------------ ----------------- --------------- --------------- --------------- ---------------
     C. Kevin Moore (2) (3)                        0        -                  5,350      26.8%           21.4%
---- ------------------------------ ----------------- --------------- --------------- --------------- ---------------
---- ------------------------------ ----------------- --------------- --------------- --------------- ---------------
     Amir Pirzada (3)                              0        -                  2,564      12.8%           10.3%
---- ------------------------------ ----------------- --------------- --------------- --------------- ---------------
---- ------------------------------ ----------------- --------------- --------------- --------------- ---------------
     All Officers and Directors            3,649,427      16.1%               15,602      78.0%           65.6%
     as a Group
---- ------------------------------ ----------------- --------------- --------------- --------------- ---------------
---- ------------------------------ ----------------- --------------- --------------- --------------- ---------------
     Alfred L. Oglesby (4)                12,565,017      55.6%                  628       3.1%           13.6%

---- ------------------------------ ----------------- --------------- --------------- --------------- ---------------
---- ------------------------------ ----------------- --------------- --------------- --------------- ---------------


     (1)  Mr. Jafry is beneficial owner of preferred shares owned by Naved Jafry
          Holdings, LLC

     (2)  Indicates a Director of the Company.

                                                                                                                  14

     (3)  Indicates an Officer of the Company

     (4) ALO Investments owns 628 shares of Series A Preferred shares and 628 of Series B Preferred shares. Mr. Oglesby and Mr. Greenwood are partners in ALO Investments and in the table above have each been credited with beneficial ownership of 50% of the Series A and Series B shares held by ALO Investments.

          The issuer is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above.


DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Officers.

The following table sets forth the names, ages, and positions with BLUESTAR for the directors and officers of BLUESTAR as of October 31, 2007.

NAME                      AGE         POSITIONS AND OFFICES
------------------------------------------------------------------

Naved Jafry                28         Chairman of the Board of Directors
Richard M. Greenwood       60         President, CEO, Director
C. Kevin Moore             60         Executive Vice President, CFO, Treasurer,
                                      Director
Amir Pirzada               38         Director of Operations
Ronald M. Hall             67         Director
Wallace J. Rutland         66         Director

Each director and executive officer holds office until the next annual meeting of shareholders or until his successor has been duly elected and qualified. The following is a brief account of the director's and executive officer's education and business experience, and any other directorships held in reporting companies.

Naved Jafry Chairman of the Board of Directors

Mr. Jafry graduated from Bishop School in India with a major in organizational commerce. Mr. Jafry has over ten years of diverse management experience. He is former Vice-President of Acquisitions for Abbasali Group of Bombay, India, a property development and construction company. He was a key executive for Gem Key International, a diamond and jewelry marketing company based in Bangkok, Thailand. Mr. Jafry was a founding partner in Marakenelo Hotel Group with operations in Gaborone, Botswana, South Africa. He was responsible for the acquisition and development of hotel projects from inception through the initial public offering (IPO) on the Botswana Stock Exchange. Beginning in 2004 he has also been a gas station investor in Houston, Texas.

Richard M. Greenwood President, CEO and Director

Mr. Greenwood has over 25 years of management experience in the consumer and financial services industry, including senior executive positions at some of the nation's largest financial institutions. He held various treasury-related positions at Citibank, where he was Treasurer for the USA consumer business and the bank's European and African consumer banking group, representing businesses in sixteen countries. Greenwood was also the CFO of California Federal Bank and Valley National Bank. As CEO of Bank Plus/Fidelity Federal Bank, he implemented a recapitalization and turnaround of the bank. Mr. Greenwood served as President & CEO of Predictive Data, Inc., a privately held company, from 1999 - 2000, and was President & CEO of Hagenuk CPS/USA, a privately held manufacturer and distributor of Web phones and smart card systems and technologies from 2000 - 2002. From 2002 until joining ALO Investments, LLC, he was involved in the formation of several start-up ventures to commercialize an Internet-enabled video telephone device ("Webphone"); this included serving as a director and President of BICO, Inc., a Pennsylvania corporation, from November 2004 until August 2006. Since then, Mr. Greenwood has been a partner in ALO Investments, LLC, a Texas limited liability company.

C. Kevin Moore, CPA Executive Vice-President, Chief Financial Officer, Secretary and Director

Mr. Moore is a Graduate of the State University of New York with a major in Accounting and Finance, and is a Certified Public Accountant in Texas. He is former Vice-President Finance of TexKy Resources Limited, from 1995 - 1997 a company established as a power generation and operating company for project development in the Middle East regions. Mr. Moore in 1985 was founder of Kebert Energy Systems, Inc., a company engaged in consulting and development and marketing of business application software directly related to the energy sector industries. Mr. Moore was for six years from 1978 was Vice-President Finance for an independent oil and gas exploration and production company. As a CPA, Mr. Moore worked nine years from 1969 as an Audit Manager for the international public accounting firm of Price Waterhouse.

Amir Pirzada - Director of Operations

Mr. Pirzada has a Bachelor of Business Administration in Accounting from Texas Southern University. Mr. Pirzada has since 1992 fifteen years experience in the gas station and convenient store industry, having owned retail chains. Mr. Pirzada is also a real estate investor and owns an investment company called Ayra Properties & Investments, which acquires business properties for the oil and gas industry. He previously worked in accounting for Houston Airport Systems and The City of Houston Revenue Control department

Ronald M. Hall, B.S., ChE, MBA, J.D. - Director

Mr. Hall has a law degree from South Texas College, and has obtained a Masters in Business Administration from the University of Houston and a Bachelors degree in Chemical Engineering from Texas A&M University. Since 1997 has owned a private Texas law firm. He is former President from 1994 - 1997 of a provider of data management solutions to the process industries. Mr. Hall was President & Owner of a technical marketing company from 1990 - 1994. Mr. Hall was also President/owner 1974 - 1990 of a marketing and consulting company with specialization in computers and the technical industries. Previously, Mr. Hall managed a heat exchanger manufacturing plant.

Wallace J. Rutland

Wallace Rutland is a licensed Real Estate Broker and Attorney. Mr. Rutland has focused primarily on resolution of repossessed assets, foreclosures, and bankruptcies, both from the standpoint of the creditor and the debtor. He has over 30 years experience in the field of distressed real estate. He has served as a consultant for a number of financial institutions throughout the US as well as Europe. Mr. Rutland is also a certified Mediator. Over the past 5 years he has worked in these areas on various projects as an independent specialist.

Audit Committee Financial Expert.

The Board of Directors has not established an audit committee and does not have an audit committee financial expert. The Board of Directors will identify an independent director to assume the chairmanship of the Audit Committee prior to its next fiscal year end.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934 requires officers and Directors of BLUESTAR and persons who own more than ten percent of a registered class of BLUESTAR's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to BLUESTAR. During the most recent fiscal year, each of the directors, officers, and beneficial owners of more than ten percent of the equity securities of BLUESTAR have filed such forms on a timely basis with the exception of the initial report on Form 3 of Richard M. Greenwood which was not filed timely.

Code of Ethics.

BLUESTAR has not adopted a Code of Ethics and anticipates that one will be adopted before the end of this fiscal quarter.

EXECUTIVE COMPENSATION

The Chief Executive Officer of BLUESTAR has not received cash compensation during the last three fiscal years. We have not paid any other executive officer in excess of $100,000 (including salaries and benefits) during the fiscal years ended September 30, 2006, 2005, and 2004. Richard M. Greenwood, the current CEO received 3,449,427 shares of BLUESTAR common stock earned as a result of performing services for the Company and as a success bonus for the closing the Zeon acquisition on October 31, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 30, 2007 the Company entered into a Consulting Agreement with Richard M. Greenwood to replace a prior consulting agreement effective July 1, 2006. The new agreement provides for payment to Mr. Greenwood of $15,000 per month retroactive to July 1, 2006, the same commencement date and compensation rate as the earlier agreement under which no payments were made. The agreement also provides for a success fee of 1,000,000 shares of the common stock of Bluestar to be paid upon the successful completion of a merger or other business combination of the Company with an operating company. The consulting fee to Mr. Greenwood is payable entirely in common stock and the expense reimbursement may be in either cash or common stock based upon the share price during the period earned. The Company has issued 2,499,427 shares to Mr. Greenwood in full payment of the consulting portion of the agreement, and 1,000,000 in full payment of the bonus for closing the acquisition of an operating business. All obligations of the Company to Mr. Greenwood under this agreement have been discharged.

On June 30, 2007 Bluestar agreed to an Amended and Restated Consulting and Indemnity Agreement with Alfred Oglesby, the majority shareholder of the Company prior to the Zeon acquisition and still greater than a ten percent shareholder, to replace an earlier Consulting Agreement dated February 13, 2006 and Indemnity Agreement dated October 15, 2005. The restated agreement provides for Oglesby to provide consulting services in a variety of areas and provide office space, telephone, internet and other general office services to the Company from March 1, 2006 through the closing of the Zeon transaction. In addition, effective as of March 31, 2006, the scope of Mr. Oglesby's obligation to assume Bluestar financial obligations and indemnify the Company from all liabilities related to the Company's former physical therapy operations was expanded to include a $70,000 Bluestar debt. Compensation to Mr. Oglesby is a fee of 1,000,000 shares of Bluestar common stock plus $11,000 per month payable in cash or Bluestar common stock commencing April 1, 2006 and terminating at the end of the month in which the Zeon transaction closes. The Company has issued 2,035,017 shares in full payment of its obligations to Mr. Oglesby for rent and other services and 1,000,000 shares under the indemnity portion of the agreement. The issuance of shares to Mr. Greenwood and Mr. Oglesby fully discharges all of the Company's obligations arising prior to the Zeon acquisition.

On June 30, 2007 Bluestar also entered into a consulting agreement with ALO Investments, Inc., a Texas limited liability company ("ALO") owned by Alfred Oglesby and Richard Greenwood. This agreement provides for a fee of $15,000 per month for providing consulting services related to a variety of potential equity and debt related capital transactions. The Company will pay ALO a transaction fee equal to 10% of the net proceeds of any sales of equity, 6-8% of the net proceeds of any term loans and 2-5% of the maximum availability under any line of credit. The Company will receive credit against transaction fees for all monthly consulting fees paid to ALO from the commencement of the agreement. The fees to ALO shall be paid monthly in cash or accrued unless ALO elects to receive payment in the form of Bluestar common stock at a discount of 25% from the market price. The agreement is for a term of one year following the closing of the Zeon transaction and may be terminated by the Company if within six months of the Zeon closing ALO does not arrange for and close transactions which bring $750,000 in additional capital to the Company on terms acceptable to the Company.

ALO received 2,450,000 shares of Zeon common stock from Zeon in exchange for providing consulting services to Zeon's management regarding the development of Zeon's business. The shares of Zeon common stock were converted into 628 shares of Series A convertible preferred stock and 628 shares of Series B preferred stock. These are convertible, respectively into 2,763,200 and 2,914,785 shares of common stock under the same terms and at the same time as other Series A and Series B shares.

The Company has issued two promissory notes payable to Alfred Oglesby. The first note is in the amount of $238,432 and was originally issued March 1, 2007 in exchange for cash advanced by Mr. Oglesby to the Company in prior years. The promissory note bears interest at the rate of ten percent per annum and is payable in twenty equal quarterly installments of $16,441.83 each commencing December 1, 2007. The Company may make payments in common stock in lieu of cash at a conversion rate equal to the current trading price discounted by fifty percent if the Company elects to make payments in stock. If Mr. Oglesby elects to take payments in stock the conversion rate is equal to eighty percent of the current trading price. The terms of the note were amended and restated as of October 31, 2007 to provide the Company the right to make payments in stock in lieu of cash. No payments of principal or interest have been made on this note.

The second note was issued to Mr. Oglesby March 1, 2007 in payment of deferred compensation in the amount of $300,000. This note also bears interest at the rate of ten percent per annum and provided for payment on demand, subject to certain limitations of time. The principal balance owed under this note has been reduced to $260,000 by a principal payment of $40,000 made prior to the Zeon acquisition. The note was amended and restated as of October 31, 2007 to provide for a guaranty by Mr. Naved Jafry secured by a pledge of Mr. Jafry's Series A and Series B shares. The repayment terms were also changed and now permit the Company to elect making a payment in common stock at current market rates discounted by fifty percent in lieu of making a cash payment if the Company determines making a cash payment would be unreasonably disruptive of its business.

The seven fuel stations managed by Zeon prior to the acquisition were originally managed by a business owned by Amir Pirzada, our Director - Operations. Mr. Pirzada has assigned the management agreements to Zeon. We and Mr. Pirzada are undertaking to replace these agreements before the end of this year with direct management agreements between the station owner and Bluestar.

DESCRIPTION OF SECURITIES

We are authorized to issue 50,000,000 shares consisting of 40,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. The following statements relating to our capital stock are summaries and do not purport to be complete. Reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, our Amended and Restated Articles of Incorporation, which is annexed as Exhibit 3.1 to Form 8-K filed with the Securities and Exchange Commission on November 1, 2007 which is incorporated herein by reference.

Common Stock

Our Articles of Incorporation authorize the issuance of 40,000,000 shares of common stock. On October 31, 2007 there were 22,603,444 shares of common stock outstanding. The Company has called a Special Meeting of Shareholders to vote on amendments to the Amended and Restated Articles of Incorporation to, among other things, increase the authorized number of common shares from 40,000,000 to 200,000,000 shares.

BLUESTAR has outstanding warrants to purchase 1,000,000 shares of its common stock for $0.50 per share until March 17, 2009.

BLUESTAR does not have any outstanding options.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of 10,000,000 shares of Preferred stock. On October 31, 2007 there were 20,000 shares of preferred stock outstanding. These shares were issued as part of the Amended and Restated Agreement and Plan of Reorganization dated October 30, 2007. Under the Agreement, the Company will be obligated to issue approximately 44,000,000 shares of the Company's common stock at conversion of 10,000 shares of Series A preferred stock and approximately 46,413,776 shares of the Company's common stock at conversion 10,000 shares of Series B preferred stock. The Company would not have enough authorized shares of common stock to accommodate the conversion without the increase in authorized shares. The availability of additional authorized but unissued shares will be achieved by effectuating an increase in the number of authorized shares of common stock from 40,000,000 to 200,000,000 shares. This step is necessary, in the judgment of the Board of Directors, in order to (i) complete the Zeon Fuel merger, (ii) raise additional capital and
(iii) carry out the Company's business objectives.

The Series A and Series B preferred stock vote as a single class along with the common stock, and are convertible at the ratio of 4,400 shares of common stock for each share of Series A and 4,641.38 shares of common for each share of Series B. Each share of Series A and Series B stock have the same number of votes as the number of common shares into which they convert. The Series A converts upon shareholder approval of the increase in authorized common shares. The Series B converts upon the later to occur of the shareholder approval of the increase in authorized common shares or the first anniversary of closing the Zeon acquisition.

The Board of Directors of the Company believes that it is advisable and in the Company's best interest to increase the authorized common stock in order to have available additional authorized but unissued shares of common stock in an amount adequate to provide for the Company's future needs and to have sufficient authorized common stock to issue approximately 90,400,000 shares of the Company's common stock to Zeon Fuel, Inc. shareholders upon conversion of preferred shares issued to former Zeon shareholders pursuant to the Agreement. The Company has called a Special Meeting of Shareholders to, among other things, increase the number of common shares from 40,000,000 to 200,000,000 and increase the authorized number of preferred shares from 10,000,000 to 20,000,000.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the over the counter market Pink Sheets under the symbol "BLSH" and has traded under that symbol since August 20, 2004. Prior to August 20, 2004, our common stock was traded under the symbol "TAUR." The Pink Sheets is a quotation medium where NASD member broker/dealers can publish their quotations through an electronic quotation service. Our common stock is only traded on a limited or sporadic basis and should not be deemed to constitute an established public trading market. There is no assurance that there will be liquidity in the common stock.


The Corporation's common stock is neither listed on NASDAQ or any stock exchange, nor quoted on the OTCBB; bids and offers are not centrally collected. The company's common stock trades under the symbol BLSH.

On October 31, 2007, there were more than 1,400 holders of record of BLUESTAR's common stock.

BLUESTAR has not declared or paid any cash dividends on its common stock nor does it anticipate paying any in the foreseeable future. Furthermore, BLUESTAR expects to retain any future earnings to finance its operations and expansion. The payment of cash dividends in the future will be at the discretion of its Board of Directors and will depend upon its earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

BLUESTAR has no equity compensation plans currently in place.

LEGAL PROCEEDINGS

Neither Zeon nor BLUESTAR are involved in any pending litigation, nor are we aware of any pending or contemplated proceedings against us. We know of no legal proceedings pending or threatened, or judgments entered against any of our directors or officers in their capacity as such.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None

RECENT SALES OF UNREGISTERED SECURITIES

On October 31, 2007 the Company issued a total of 20,000 shares of preferred stock, 10,000 each of Series A and Series B convertible preferred, to the selling shareholders of Zeon. These shares were issued as consideration for the acquisition of all of the outstanding common stock of Zeon and were issued under
Section 4(2) of the Securities Act of 1933 as amended. In addition, including the 5,087,310 shares of common stock which were previously reported as issued in the company's periodic reports on Form 10-QSB and Form 10-KSB, the Company has issued a total of 8,252,940 shares of common stock from June 30, 2007 through October 31, 2007 in payment for services or settlement of claims against the Company.. The above shares include amounts issued to Mr. Oglesby and Mr. Greenwood reported elsewhere in this Current Report on Form 8-K. None of these shares were registered and none were issued for cash consideration. All such shares were issued under Section 4(2) of the Securities Act of 1933.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide that directors and officers (and any person who acted at our request as an officer or director) shall be indemnified by us against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf if they acted in good faith and in a manner they reasonably believed to be in the best interests of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which they have been adjudged to be liable for negligence or misconduct in the performance of their duty to the corporation, unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, they are fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure set forth above under Item 2.01 (Completion of Acquisition or Disposition of Assets) is hereby incorporated by reference into this Item 3.02.

As more fully discussed above in Item 2.01, On August 14, 2006, BLUESTAR consummated its acquisition of Zeon. Such acquisition was consummated pursuant to and in accordance with the Amended and Restated Agreement and Plan of Reorganization dated October 30, 2007 by and between the Corporation, Zeon and Zeon Global Energy, Inc. (a wholly owned subsidiary of Bluestar Health, Inc.). As a result of the closing, in exchange for 10,000 shares of Series A convertible preferred stock and 10,000 shares of Series B convertible preferred stock, the equivalent of approximately 90,400,000 shares of the Corporation's common stock after its conversion. Such issuance once conversion occurs represents 80% of the issued and outstanding shares of BLUESTAR.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 - CHANGES IN CONTROL OF REGISTRANT

The disclosure set forth above under Item 2.01 (Completion of Acquisition or Disposition of Assets) is hereby incorporated by reference into this Item 5.02.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Pursuant to the terms of the Amended and Restated Agreement and Plan of Reorganization with respect to the acquisition of Zeon completed October 31, 2007:

     The following four additional directors were appointed to the board of directors of Bluestar Health, Inc. effective October 31, 2007:

          o    Naved Jafry, Chairman
          o    C. Kevin Moore
          o    Ronald M. Hall
          o    Wallace Rutland

     The following new executive officers were appointed effective October 31, 2007:

          o C. Kevin Moore, Executive Vice President, Chief Financial Officer, Treasurer and Secretary
          o    Amir Pirzada, Director - Operations

Item 5.06     Change in Shell Company Status.

The disclosure set forth above under Item 2.01 (Completion of Acquisition or Disposition of Assets) is hereby incorporated by reference into this Item 5.06.

Item 9.01     Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

     (i) Audited financial statements of Zeon Fuel, Inc. for the period from October 1, 2006 (Inception) to December 31, 2006

(b) Pro Forma Financial Information:

     (i) Unaudited Pro Forma Consolidated Balance Sheet as at June 30th , 2007

(c) Exhibits.

     The following documents are being filed herewith by BLUESTAR as exhibits to this Current Report on Form 8-K:

Exhibit Number      Descripition
--------------      ------------

2.1 Amended and Restated Agreement and Plan of Reorganization dated October 30, 2007 between Bluestar Health, Inc. and Zeon Fuel, Inc.

10.1 Amended and Restated Promissory Note for $300,000 from Bluestar Health, Inc. to Alfred Oglesby, amended effective October 31, 2007.

10.2 Amended and Restated Promissory Note for $238,432 from Bluestar Health, Inc. to Alfred Oglesby, amended effective October 31, 2007.

99.1 Press Release Dated November 1, 2007 regarding acquisition of Zeon Fuel, Inc.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BLUESTAR HEALTH, INC.
                                            (Registrant)


Date:  November 6, 2007                     By:  /s/  Richard M. Greenwood
                                               --------------------------------
                                                      Richard M. Greenwood
                                                      President and
                                                      Chief Executive Officer
                                                      BLUESTAR HEALTH. INC.

                                 ZEON FUEL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                ================================================
                               REPORT ON AUDIT OF
                              FINANCIAL STATEMENTS

                    Period from October 12, 2006 (Inception)
                              to December 31, 2006



                                 ZEON FUEL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                Table of Contents


  Independent Auditors' Report                                             25

  Balance Sheet                                                            26

  Statement of Operations                                                  27

  Statement of Cash Flows                                                  28

  Statement of Stockholders' Equity                                        29

  Notes to Financial Statements                                         30 to 37

          Period From October 12, 2006 (Inception) To December 31, 2006
               ---------------------------------------------------


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Zeon Fuel, Inc.
(A Development Stage Company)
Houston, Texas

We have audited the accompanying balance sheet of Zeon Fuel, Inc. (the "Company") as of December 31, 2006, and the related statements of operations, shareholder's equity, and cash flows for the period from October 12, 2006 (Inception) through December 31, 2006. These financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zeon Fuel, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the period from October 12, 2006 (Inception) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company's absence of established operations, and the need to raise additional financing in order to execute its 2007 Plan, raises substantial doubt about its ability to continue as a going concern. (Management's plans as to these matters are also described in Note 2.) The 2006 financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/  LBB & ASSOCIATES LTD., LLP
----------------------------------
     LBB & ASSOCIATES LTD., LLP


HOUSTON, TEXAS
OCTOBER 22, 2007

                                 Zeon Fuel, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
                                December 31, 2006



ASSETS

Current assets

 Cash                                                                  $    400
                                                                       --------

Total current assets                                                        400
                                                                       --------

TOTAL ASSETS                                                           $    400
                                                                       ========


LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities
 Total current liabilities                                                 --
                                                                       --------

 Total liabilities                                                         --
                                                                       --------

Shareholder's equity
   Common stock, $0.001 par value, 100,000,000 shares
   authorized, 725,000 issued and outstanding.                              725
   Additional paid in capital                                             9,675
   Deficit accumulated during the development stage                     (10,000)
                                                                       --------
 Total shareholder's equity                                                 400
                                                                       --------

 TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                            $    400
                                                                       ========


        The accompanying notes are integral to these financial statements

                                 Zeon Fuel, Inc.
                          (A Development Stage Company)
                             Statement of Operations
      For the period from October 12, 2006 (Inception) to December 31, 2006


Revenues                                                              $    --
                                                                      ---------

Expenses
 General and administrative                                              10,000
                                                                      ---------

 Total expenses                                                          10,000
                                                                      ---------

 Loss from operations                                                   (10,000)

Net loss                                                              $ (10,000)
                                                                      =========

Weighted average number of shares outstanding, basic and diluted        725,000
                                                                      =========

Basis and diluted loss per common share                               $   (0.01)
                                                                      =========


        The accompanying notes are integral to these financial statements

                                 Zeon Fuel, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
      For the period from October 12, 2006 (Inception) to December 31, 2006


Cash flows from operating activities
  Net loss                                                             $(10,000)
  Adjustments to reconcile net deficit to cash used by operations:
     Founder shares issued for services                                  10,000
                                                                       --------
Net cash flows used in operating activities                                --
                                                                       --------

Cash flows from investing activities                                       --
                                                                       --------

Net cash flows used in investing activities                                --
                                                                       --------

Cash flows from financing activities
   Contributed capital                                                      400
                                                                       --------
Net cash flows provided by financing activities                             400
                                                                       --------

Net increase in cash                                                        400
Cash at inception                                                          --
                                                                       --------
Cash, end of period                                                    $    400
                                                                       ========

Supplemental cash flow information:
 Cash paid for interest                                                $   --
                                                                       ========
 Cash paid for taxes                                                   $   --
                                                                       ========


        The accompanying notes are integral to these financial statements



                                              Zeon Fuel, Inc.
                                       (A Development Stage Company)
                                   Statement of Shareholder's Equity For
                     the period from October 12, 2006 (Inception) to December 31, 2006


                                                            Additional                         Total
                                   Common Stock              Paid-in       Accumulated      Shareholder's
                              Shares          Amount         Capital         Deficit           Equity
                             --------        --------        --------        --------         --------
Cash contribution                --          $   --          $    400        $   --           $    400

Founders shares issued for
   services                   725,000             725           9,275            --             10,000

Net loss                         --              --              --           (10,000)         (10,000)
                             --------        --------        --------        --------         --------

Balance, December 31, 2006    725,000        $    725        $  9,675        $(10,000)        $    400
                             ========        ========        ========        ========         ========


                     The accompanying notes are integral to these financial statements

                                                                                                      29

                                 Zeon Fuel, Inc.
                          Notes to Financial Statements
                                December 31, 2006


Note 1: Organization

Zeon Fuel, Inc. was incorporated on October 12, 2006 in the State of Texas, with a primary business objective involving the distribution of diesel fuels and gasoline, and the operation of retail convenience stores. Our objective is to introduce and encourage use of environmentally friendly bio-fuels, primarily bio-diesel, while ensuring our customer's preferences are addressed. We intend to brand the "Zeon" name, products & services in the marketplace.

Our product offering will be petroleum based diesel and gasoline as well as bio-fuels such as ethanol blends and bio-diesel blends. We plan on controlling the market distribution of fuels by the acquisition and operation of retail diesel/gasoline outlets as well as entering into "fuel contracts" which will give Zeon control over the fuel pumps at the location where the contract is in place. The fuels delivered to the customer are purchased from various terminals and refineries based upon cost and location of our customer.

Note 2: Summary of Significant Accounting Policies

Basis of presentation
---------------------

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("generally accepted accounting principles"). The Company's fiscal year will end on December 31st.

Development Stage Enterprise
----------------------------

As of December 31, 2006, the Company had not commenced its principal operations. As such, it is considered a development stage enterprise. The Company's accompanying financial statements are presented in accordance with the provisions of SFAS No. 7 for a development stage enterprise. All costs related to the formation of the business incurred as of December 31, 2006 have been expensed. All revenue and expense transactions have been recognized under the same methods as for an operating stage enterprise.

Going Concern
-------------

Management is in the process of commencing its principal operations and will require the infusion of outside capital in order to commence these operations. Additional discussion of their ongoing commencement efforts and fundraising can be found in Note 5: Subsequent Events.

Estimates
---------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. By their nature, these estimates and judgments are subject to an inherent degree of uncertainty.

---------------------

We review our estimates on an on-going basis, including those related to sales allowances, the allowance for doubtful accounts, inventories and related reserves, long-lived assets, income taxes, litigation and stock-based compensation. We base our estimates on our historical experience, knowledge of current conditions and our beliefs of what could occur in the future considering available information. Actual results may differ from these estimates, and material effects on our operating results and financial position may result.

We believe the following critical accounting policies involve our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Cash and cash equivalents
-------------------------

The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents. The Company maintains its cash balances primarily in one financial institution, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it not exposed to any significant credit risk on cash and cash equivalents.

Revenue Recognition
-------------------

We recognize revenue from the sale of fuel and retail products when the following fundamental criteria are met: persuasive evidence that an arrangement exists; the products and services have been delivered; selling prices are fixed and determinable and not subject to refund or adjustment; and collection of amounts due is reasonably assured. Delivery to our wholesale fuel customers occurs when goods are shipped and title and risk of loss transfer to the customer, in accordance with the terms specified in the arrangement with the customer.

Our retail segment operations include sales of all transportation fuels and convenience store merchandise through our company operated retail sites. In addition to transportation fuels, our company operated convenience stores sell snacks, candy, beer, fast foods, cigarettes, convenience items and fountain drinks. All retail sales are final, and revenue is recognized at the time of the transaction, as all previously described criteria are deemed to be met. We record revenues on a gross basis on lease or lease operations wherein we are responsible to account for the purchase and sale volumes of diesel and gasoline.

Revenue recognition is deferred in all instances where the earnings process is incomplete. We provide for sales returns and allowances in the same period as the related revenues are recognized. We base these estimates on our experience or the specific identification of an event necessitating a reserve.

Accounts Receivable
-------------------

We perform ongoing credit evaluations of our customers and adjust credit limits based upon payment history and the customer's current credit worthiness, as determined by our review of their current credit information. We continuously monitor collections and payments from our customers and maintain an allowance for doubtful accounts if required based upon our historical experience and any specific customer collection issues that we have identified.

Inventories
-----------

We state our inventories at the lower of cost, using the first-in, first-out method on an average costs basis, or market. We seek to purchase and maintain raw materials at sufficient levels to meet lead times based on forecasted demand. If forecasted demand exceeds actual demand, we may provide an allowance for excess or obsolete quantities on hand. We also review our inventories for changes in the market prices of fuel and provide reserves as deemed necessary. If actual market conditions are less favorable than those projected by management, additional inventory reserves may be required.

Property, Plant and Equipment
-----------------------------

Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Significant renewals and betterments are capitalized while maintenance and repairs are charged to expense as incurred. Leasehold improvements are amortized on the straight-line basis over the lesser of their estimated useful lives or the term of the related lease.

We continually monitor and review long-lived assets, including fixed assets, goodwill and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of any such asset may not be recoverable. The determination of recoverability is based on an estimate of the cash flows expected to result from the use of an asset and its eventual disposition. If the sums of the cash flows are less than the carrying value, we recognize an impairment loss, measured as the amount by which the carrying value exceeds the fair value of the asset.

Accounting for Income Taxes
---------------------------

We account for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under this method, we determine deferred tax assets and liabilities based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income.

The tax consequences of most events recognized in the current year's financial statements are included in determining income taxes currently payable. However, because tax laws and financial accounting standards differ in their recognition and measurement of assets, liabilities, equity, revenues, expenses, gains and losses, differences arise between the amount of taxable income and pre-tax financial income for a year and between the tax bases of assets or liabilities and their reported amounts in the financial statements. Because it is assumed that the reported amounts of assets and liabilities will be recovered and settled, respectively, a difference between the tax basis of an asset or a liability and its reported amount on the balance sheet will result in a taxable or a deductible amount in some future years when the related liabilities are settled or the reported amounts of the assets are recovered. We then assess the likelihood that our deferred tax assets will be recovered from future taxable income and unless we believe that recovery is more likely than not, we must establish a valuation allowance.

Stock-Based Compensation
------------------------

We account for stock-based compensation in accordance with SFAS No. 123R, "Share-Based Payment." SFAS 123R requires that we account for all stock-based compensation transactions using a fair-value method and recognize the fair value of each award as an expense, generally over the service period. The fair value of stock options is based upon the market price of our common stock at the grant date.

Research and Development Expenditures
-------------------------------------

Research and development expenditures are expensed as incurred.

Note 3: Income Taxes

Income tax provision is as follows for the year ended December 31, 2006:

         Federal expense - current                       $    3,400
         Change in valuation allowance                       (3,400)
                                                         ----------

         Income tax provision                            $     --
                                                         ----------

Net deferred tax assets and liabilities and the related tax effects at December 31, 2006, consist of the following:

         Deferred tax asset
         --------------------------------
         Net operating loss carry-forward                $    3,400
         Valuation allowance                                 (3,400)
                                                         ----------

              Total deferred tax asset - current         $     --
                                                         ----------

Note 4: Commitments and Contingencies

Office Lease
------------

We lease office and facility space at a cost of $3,250 a month which leases expires February 2008 and it is assumed will be extended for a thirty-six month period.

Litigation
----------

In the ordinary course of business we are a claimant and/or a defendant in various minor legal proceedings. We do not believe that the outcome of these legal proceedings, individually or in the aggregate, will have a materially adverse effect on our financial condition, results of operations or cash flows.

Note 5: Subsequent Events (Unaudited)

Bluestar Merger
---------------

On February 26, 2007, the Corporation's board of directors passed resolutions to approve the merger of Zeon Fuel, Inc. with Bluestar Health, Inc. ("Bluestar"). Bluestar is an inactive company with common stock currently quoted on the over the counter market Pink Sheets under the symbol "BLSH".

The merger will open access to certain capital markets. Under the proposed arrangement, as modified, Zeon shareholders will receive, in exchange for their shares in Zeon, 20,000 shares of convertible preferred stock of the Bluestar, which shares are convertible into an approximate 88,000,000 common shares of Bluestar then representing approximately 80% of the issued and outstanding shares of common stock after the transaction. Because the shareholders of Zeon become majority shareholders of Bluestar as a result of this transaction, it is expected that it will be accounted for as a reverse-merger and Zeon will be deemed the accounting acquirer.

The name of Bluestar will be changed to Zeon Global Energy, Inc. and Zeon Fuel, Inc. will continue as a wholly-owned subsidiary. We anticipate the transaction will be final prior to December 31, 2007.

Commencement of Operations
--------------------------

During the first quarter of 2007, we initiated our business model with the purchase of bio-diesel, the blending the product with purchased petroleum diesel and, ultimately, the delivery of a B20 bio-diesel product to the marketplace. This confirmed the first phase of our process model. During the first quarter 2007, we recorded revenues of approximately $536,000 and incurred a net loss of approximately $59,000.

During the second quarter of 2007 we initiated the second phase of our model and contracted for the operation of seven retail locations for both petroleum products and convenience store operations. We further sub leased the actual operations to licensed third party companies on a zero profit basis for our company. This process allowed our management hands-on review to confirm our process and control methodologies. During the quarter ended June 30, 2007, we recorded revenues of approximately $7.7 million, resulting in a net income of approximately $5,000. We will initiate company owned operations immediately following consummation of the Zeon merger.

Equity Transactions
-------------------

During the first quarter of 2007 we issued additional common shares for services to bring the outstanding share count to 39,000,000 of $.001 par value.

During the third quarter of 2007, the Company changed its number of authorized shares as follows: authorized common stock increased to 200,000,000 from 100,000,000, authorized 10,000,000 shares of a newly created Series A Preferred stock class, and authorized 10,000,000 shares of a newly created Series B Preferred stock class.

Note 5: Subsequent Events (Unaudited) (Continued)

Borrowings
----------

On March 21, 2007 we borrowed via a promissory $100,000 which is due including interest at 12% one year from date of borrowing. The loan is secured by an obligation to issue 2,000,000 shares of common stock of Bluestar Health, Inc. upon closing of the Bluestar merger.



The following is a summary of unaudited combined pro-forma financial data at June 30, 2007 and for the six month period then ended for the combination of the Company and Zeon. The pro-forma financial data is presented as if the acquisition of Zeon had occurred on January 1, 2007. The data is presented for informational purposes and is not necessarily indicative of either the future results of operations or the results of operations that would have occurred if the merger had been consummated on any date. You should read the following unaudited pro-forma financial data along with other financial information and disclosures contained elsewhere in this information statement.

This pro forma financial data should be read in conjunction with a review of Bluestar Health, Inc. Form 10-KSB filed for the year ended September 30, 2006 and Forms 10-QSB filed for the periods ended December 31, 2006, March 31, 2007 and June 30, 2007.



                                  Bluestar Health, Inc.
                             (Combined with Zeon Fuel, Inc.)
                                 Pro-forma Balance Sheet



                                                             Zeon Fuel,     Zeon Fuel,
                                              Combined          Inc.          Inc.
                                               June 30,       June 30,     December 31,
                                                2007           2007           2006
                                                ----           ----           ----
                    Assets                   (Unaudited)    (Unaudited)

Current Assets:
Cash                                         $    50,573    $    50,508    $       400
Accounts receivable                               92,622         92,622           --
                                             -----------    -----------    -----------
Total current assets                             143,195        143,130            400

Property, plant and equipment, at cost            52,150         52,150           --
Accumulated depreciation                          (5,220)        (5,220)          --
                                             -----------    -----------
  Property, plant & equipment, net                46,930         46,930           --

                                             -----------    -----------    -----------
Total Assets                                 $   190,125    $   190,060    $       400
                                             ===========    ===========    ===========

  Liabilities and Stockholders' Equity
Current liabilities:

Accounts payable                             $   204,694    $    50,500    $      --
Accrued expenses                                  36,714          3,333           --
Short term debt                                  409,326           --             --
                                             -----------    -----------    -----------
Total current liabilities                        650,734         53,833              0

Long term debt                                   289,106        100,000           --
                                             -----------    -----------

Shareholders' Equity:
Common stock                                      14,001         39,000    $       725
Preferred stock                                      200           --             --
Additional paid in capital                       261,265         61,825          9,675
Accumulated deficit                           (1,025,181)       (64,598)       (10,000)
                                             -----------    -----------    -----------
Total Shareholders' Equity                      (749,715)        36,227            400

                                             -----------    -----------    -----------
Total Liabilities and Shareholders'
Equity                                       $   190,125    $   190,060    $       400
                                             ===========    ===========    ===========


            The accompanying notes are integral to these financial statements

                                                                                    35




                                     Bluestar Health, Inc.
                                (Combined with Zeon Fuel, Inc.)
                               Pro-forma Statement of Operations



                                                                              Zeon Fuel, Inc.
                                           Combined            Combined          Inception
                                          Six Months         Three Months      Oct. 31, 2006
                                            Ended                Ended              Thru
                                           June 30,            March 31,        December 31,
                                             2007                2007               2006
                                             ----                ----               ----
                                         (Unaudited)         (Unaudited)

Operating revenues                      $   7,772,412       $     536,677       $        --

                                        -------------       -------------       -------------
Total revenues                              7,772,412             536,677                   0

Costs and expenses:
Cost of sales                               7,543,146             550,908                --
General and administrative expenses           773,632             434,305              10,000
Depreciation and amortization expense           5,220               2,610                --
                                        -------------       -------------       -------------
Total costs and expenses                    8,321,998             987,823              10,000

Operating income (loss)                      (549,586)           (451,146)            (10,000)
Interest and debt expense                      26,993               9,257                --
                                        -------------       -------------       -------------
Net loss                                $    (576,579)      $    (460,403)      $     (10,000)
                                        =============       =============       =============

Weighted average shares outstanding:
  Basic (combined after merger)            14,000,504          14,000,504             725,000
                                        =============       =============       =============
  Diluted                                 104,414,280         104,414,280      104,414,280
                                        =============       =============       =============
Net Loss per share:
  Basic & Diluted                       $       (0.01)      $       (0.01)      $       (0.01)
                                        =============       =============       =============


               The accompanying notes are integral to these financial statements

                                                                                           36

NOTES TO UNAUDITED COMBINED PRO FORMA  FINANCIAL INFORMATION

1. Basis of Presentation

On October 31, 2007, the Zeon Fuel, Inc. completed a reverse merger with Bluestar Health, Inc., (Bluestar) a Colorado corporation, in accordance with the provisions set forth in the Amended and Restated Agreement and Plan of Reorganization dated October 30, 2007. BLUESTAR acquired one hundred (100%) percent of the Zeon's outstanding common stock in exchange for 10,000 shares of BLUESTAR Series A and 10,000 shares of Series B Preferred Stock. Upon shareholder approval of increasing the number of authorized shares of BLUESTAR common stock, each of the Series A shares will be converted to 4,400 shares of BLUESTAR common stock and each of the Series B shares will convert to 4,641.38 shares of BLUESTAR common stock on the latter of shareholder approval of increasing the number of BLUESTAR authorized shares or the first anniversary of the merger.

As a result of the closing the shareholders of will own the equivalent of approximately 90,400,000 shares of the Corporation's common stock after Series A and Series B conversion. Each share of Series A and Series B has been given voting rights equivalent to the corresponding number of common shares represented after conversion. Such issuance when converted will represent 80% of the then issued and outstanding shares of BLUESTAR. Upon approval of Bluestar shareholders Bluestar will change its name to Zeon Global Energy, Inc. as well as amend our articles of incorporation to increase the number of authorized common shares from 40,000,000, to 200,000,000, and the authorized preferred shares from 10,000,000 to 20,000,000.

The unaudited combined pro-forma balance sheet has been prepared in accordance with accounting principles generally accepted in the United States of America, which gives effect to the reverse merger of BLUESTAR and Zeon as if the acquisition occurred on January 1, 2007.

As BLUESTAR HEALTH, Inc. qualifies as a shell company, pro-forma statements of operations are not presented.

The unaudited combined pro-forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the reverse merger of BLUESTAR HEALTH, Inc. and Zeon Fuel, Inc. been consummated as of the date specified above.

2. Pro Forma Adjustments

[1] Record issuance of 10,000 shares of Series A and B preferred stock par value $.01.

[2] To offset BLUESTAR HEALTH, Inc.'s deficit at December 31, 2006 to the extent of available paid in capital in connection with reverse merger.

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